Exhibit 23

Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bob Evans Farms, Inc. of our report dated May 29, 1998, included in the 1998 Annual Report to Stockholders of Bob Evans Farms, Inc.

We also consent to the incorporation by reference of our report dated May 29, 1998, with respect to the consolidated financial statements incorporated herein by reference in the following Registration Statements:

                   o   Form S-8      No. 33-17978      -- 1987 Incentive Stock Option Plan

                   o   Form S-8      No. 33-30665      -- 1989 Stock Option Plan for Nonemployee Directors

                   o   Form S-8      No. 33-34149      -- 401K Retirement Plan

                   o   Form S-8      No. 33-42778      -- 1991 Incentive Stock Option Plan

                   o   Form S-8      No. 33-53166      -- Nonqualified Stock Option Plan

                   o   Form S-8      No. 33-69022      -- Long Term Incentive Plan for Managers

                   o   Form S-8      No. 33-55269      -- 1994 Long Term Incentive Plan

                   o   Form S-8      No. 33-58443      -- Dividend Reinvestment and Stock Purchase Plan

                   o   Form S-3      No. 333-17815     -- Dividend Reinvestment and Stock Purchase Plan
                                                         (additional shares)



                                                       /s/ ERNST & YOUNG LLP
                                                       ---------------------
                                                       Ernst & Young LLP



Columbus, Ohio
July 21, 1998




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